Exhibit 10(d)

                             THE VALSPAR CORPORATION
                             1991 STOCK OPTION PLAN
                      AS AMENDED THROUGH DECEMBER 12, 2001

1.       PURPOSES OF THE PLAN

         The purposes of the 1991 Stock Option Plan (the "Plan") are (i) to enhance the ability of The Valspar Corporation (the "Company") and its subsidiary companies to attract and retain superior personnel and (ii) to stimulate and reward their interest and initiative. The Plan is designed to enable key officers and employees, and certain other key individuals who perform services for the Company, to contribute to the Company's strategic performance objectives by making such individuals eligible to receive options to purchase common stock of the Company as provided herein. Subject to the provisions of the Plan, options may contain such terms and conditions as shall be required so as to be either nonqualified stock options or incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to such limits as may be imposed by existing or future laws or by the Plan, nonqualified stock options or incentive stock options or both may be granted to eligible individuals.

2.       STOCK SUBJECT TO THE PLAN

         Shares to be issued under the Plan shall be common stock of the Company (par value $.50 per share) ("common stock"), not to exceed a maximum of 8,000,000 shares, and may be unissued shares or reacquired shares. If any options granted under the Plan expire or terminate without having been exercised in full, such unpurchased shares shall be available for other option grants. If shares of common stock are delivered as full or partial payment upon exercise of an option, the number of shares so delivered shall again be available for other option grants.

3.       ADMINISTRATION

         The Plan shall be administered by a committee (the "Committee"), appointed from time to time by the Company's Board of Directors (the "Board"), consisting of not less than two members of the Board. Each Committee member shall be (a) non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor Rule and (b) an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. Except as provided below, the Committee shall determine from time to time (i) the individuals to whom grants will be made; (ii) the number of shares to be granted; and (iii) the terms and provisions of each option (which need not be identical). Except as provided below, each grant shall be in such form and content as the Committee shall determine.

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         The Committee may from time to time adopt rules for carrying out the
         Plan and for its interpretation and construction which rules shall be final, conclusive and binding on all parties. All determinations of the Committee shall be made by a majority of the Committee. Any determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a duly constituted meeting.

         The Company's Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant options to purchase up to 5,000 shares each to new employees of the Company who are not officers of the Company. Such discretionary option grants shall not exceed 25,000 shares in total in any fiscal year. Subject to the foregoing limitations, the Chief Executive Office shall determine from time to time (i) the new employees to whom grants will be made, (ii) the number of shares to be granted, and (iii) the terms and provisions of each option (which need not be identical).

4.       ELIGIBILITY

         Options will be granted only to salaried officers and employees of the Company or of a subsidiary (as defined in Section 425 of the Code) and to any other individual who performs services for the Company and contributes to its strategic performance objectives, including, without limitation, members of the Board of Directors, consultants and advisors ("Optionee"); provided, however, that a consultant or advisor shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or a subsidiary and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

         Notwithstanding any other provisions of the Plan, the maximum number of shares of Common Stock that may be covered by option grants to a person covered by Section 162(m) of the Code during any fiscal year shall be 500,000 shares.

5.       OPTION PRICE

         The exercise price of each option shall be not less than 100% of the fair market value of the common stock at the closing price on the day preceding the date that such option is granted.

6.       EXERCISE OF OPTION

         The Committee may prescribe at the time of grant that the option will be exercisable in full or in installments at any time or from time to time. Optionee is not required to exercise options in the sequential order that the options were granted. An option shall be exercised by written notice in a form designated by the Company accompanied by full payment of the purchase price. All or part of the purchase price may be paid by surrender (or deemed surrender through attestation) of previously acquired shares of common stock which has been owned for more than six months on the date of surrender valued at the fair market value at the closing price on the day preceding the date of exercise. Until an option is exercised and the stock certificate issued, the Optionee shall have no rights as a stockholder with respect to such option.

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7.       WITHHOLDING OF TAXES

         Upon exercise of an option, the Optionee shall (i) pay cash, (ii) surrender previously acquired shares of common stock or (iii) authorize the withholding of shares from the shares issued upon exercise of an option for all taxes required to be withheld.

8.       NON-TRANSFERABILITY

         Except as otherwise provided by the Committee, Options shall not be transferable, voluntarily or involuntarily, except by will or applicable laws of descent and distribution. Only the Optionee or Optionee's legal representative or guardian or a permitted transferee may exercise the option.

9.       DILUTION OR OTHER ADJUSTMENTS

         The number of shares subject to the Plan, the outstanding options and the exercise price may be adjusted by the Committee as it deems equitable in the event of stock split, stock dividend, recapitalization, reclassification or similar event to prevent dilution or enhancement of option rights.

10.      MERGERS, ACQUISITION OR OTHER REORGANIZATION

         The Committee may make provision, as it deems equitable, for the protection of Optionees with grants of outstanding options in the event of (a) merger of the Company into, or the acquisition of substantially all of the stock or assets of the Company by, another entity; or (b) liquidation; or (c) other reorganization of the Company.

11.      CHANGE OF CONTROL

         Upon any Change of Control, each outstanding option shall immediately become exercisable in full for the remainder of its term without regard to any vesting or installment exercise provisions then applicable to the option. This section applies to all options outstanding under this Plan as of June 16, 1999, as well as to all options granted under this Plan thereafter. For purposes of this Plan, the term "Change of Control" means any of the following:

         A. Any individual, entity or group becomes a beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of 20% or more of the voting stock of the Company;

         B. The persons who were directors of the Company immediately prior to any contested election or series of contested elections, tender offer, exchange offer, merger, consolidation, other business combinations, or any combination of the foregoing cease to constitute a majority of the members of the Board of Directors of the Company immediately following such occurrence;

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         C.       Any merger, consolidation, reorganization or other business combination where the individuals or entities who constituted the Company's shareholders immediately prior to the combination will not immediately after the combination own at least 50% of the voting securities of the business resulting from the combination;

         D. The sale, lease, exchange or other transfer of all or substantially all the assets of the Company to any individual, entity or group not affiliated with the Company;

         E.       The liquidation or dissolution of the Company; or

         F. The occurrence of any other event by which the Company no longer operates as an independent public company.

12.      AMENDMENT OF THE PLAN

         The Plan may be amended, suspended or discontinued in whole or in part at any time and from time to time by the Board, provided, however, that no amendment to increase the number of shares with respect to which options may be granted, or to increase materially the benefits accruing to Optionees, or to materially modify the requirements as to eligibility, shall be effective without stockholder approval where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act or successor rule and with other applicable law, including the Code. No amendment of the Plan shall adversely affect in a material manner any right of any Optionee with respect to a prior grant without such Optionee's written consent.

13.      DURATION OF THE PLAN

         The Amended Plan shall become effective as of December 12, 2000, subject to stockholder approval, to increase the total number of shares reserved for issuance upon exercise of options to be granted under the Plan. Incentive Stock Options may be granted from time to time during a period of ten (10) years from the effective date of the Amended Plan. Nonqualified stock options may be granted from time to time from the effective date until the Plan is discontinued or terminated by the Board.